Exhibit 99.1

Clearwater Paper Reports Third Quarter 2021 Results

SPOKANE, Wash.--(BUSINESS WIRE)--November 2, 2021 --Clearwater Paper Corporation (NYSE:CLW), a premier supplier of quality tissue and bleached paperboard products, today reported financial results for the third quarter of 2021.
THIRD QUARTER HIGHLIGHTS
•Net income of $2 million, or $0.11 per diluted share
•Adjusted EBITDA of $50 million
•Reduced net debt by $7 million in the quarter and $32 million for the first nine months of 2021
•Closed Neenah, Wisconsin tissue facility
•Completed planned major maintenance at Cypress Bend, Arkansas facility
•Tissue demand recovery and paperboard price increases
“We exceeded our expectations in the third quarter with higher tissue demand, continued strength in our paperboard business, and solid operational execution,” said Arsen Kitch, president and chief executive officer. “Our performance improved relative to the second quarter with higher paperboard pricing, greater tissue volumes, and lower planned major maintenance outage expense, partly offset by increased inflation pressure.”
OVERALL RESULTS
For the third quarter of 2021, Clearwater Paper reported net sales of $450 million, a 2% decrease compared to net sales of $457 million for the third quarter of 2020. Net income for the third quarter of 2021 was $2 million, or $0.11 per diluted share, compared to net income for the third quarter of 2020 of $21 million, or $1.28 per diluted share. On a non-GAAP basis, Clearwater Paper reported adjusted net income in the third quarter of 2021 of $9 million, or $0.55 per diluted share, compared to third quarter 2020 adjusted net income of $27 million, or $1.59 per diluted share. Adjusted EBITDA for the quarter was $50 million, compared to the third quarter of 2020 Adjusted EBITDA of $77 million.
For the first nine months of 2021, Clearwater Paper reported net sales of $1.3 billion, a 9% decrease compared to net sales of $1.4 billion for the first nine months of 2020. Net loss for the first nine months of 2021 was $38 million, or $2.25 per diluted share, compared to net income for the first nine months of 2020 of $55 million, or $3.27 per diluted share. On a non-GAAP basis, Clearwater Paper reported adjusted net income in the first nine months of 2021 of $3 million, or $0.19 per diluted share, compared to first nine months of 2020 adjusted net income of $64 million, or $3.81 per diluted share. Adjusted EBITDA for the first nine months of 2021 was $119 million, compared to the first nine months of 2020 Adjusted EBITDA of $211 million.
Pulp and Paperboard Products Segment
Net sales in the Pulp and Paperboard Products segment were $237 million for the third quarter of 2021, up 9% compared to third quarter 2020 net sales of $217 million. Segment operating income for the third quarter of 2021 was $35 million compared to $33 million for the third quarter of 2020. Adjusted EBITDA for the segment was $43 million in the third quarter of 2021, compared to $42 million in the third quarter of 2020. The increase in operating income and Adjusted EBITDA was driven by higher sales prices offset by inflation and higher maintenance outage costs.
Net sales in the Pulp and Paperboard Products segment were $685 million for the first nine months of 2021, up 4% compared to first nine months of 2020 net sales of $657 million. Segment operating income for the first nine months of 2021 was $73 million compared to $91 million for the first nine months of 2020. Adjusted EBITDA for the segment was $99 million in the first nine months of 2021, compared to $118 million in the first nine months of 2020. The decrease in operating income and Adjusted EBITDA was driven by higher maintenance outage costs and inflation which was partially offset with higher sales prices.
Paperboard Sales Volumes and Prices:
• Paperboard sales volumes were 203,439 tons in the third quarter of 2021, a decrease of 1% compared to 205,262 tons in the third quarter of 2020. Paperboard sales volumes were 610,702 tons in the first nine months of 2021, a decrease of 1% compared to 614,906 tons in the first nine months of 2020
• Paperboard average net selling price increased 9% to $1,102 per ton for the third quarter of 2021, compared to $1,010 per ton in the third quarter of 2020. Paperboard average net selling price increased 5% to $1,062 per ton for the first nine months of 2021, compared to $1,011 per ton in the first nine months of 2020.

Consumer Products Segment
Net sales in the Consumer Products segment were $214 million for the third quarter of 2021, down 13% compared to the third quarter 2020 net sales of $246 million. In the third quarter of 2021, converted case shipments totaled 12.3 million cases, a decrease of 16% compared to 14.5 million cases shipped in the third quarter of 2020. Segment operating income for the third quarter of 2021 was $4 million compared to operating income of $32 million in the third quarter of 2020. Adjusted EBITDA for the segment was $20 million in the third quarter of 2021, down from $49 million in the third quarter of 2020. The decrease in operating income and Adjusted EBITDA was driven by higher input costs due to inflation and lower sales volume as COVID demand impacts have lessened.
Net sales in the Consumer Products segment were $603 million for the first nine months of 2021, down 23% compared to the first nine months of 2020 net sales of $780 million. In the first nine months of 2021, converted case shipments totaled 34.1 million cases, a decrease of 25% compared to 45.7 million cases shipped in the first nine months of 2020. Segment operating income for the first nine months of 2021 was $12 million compared to operating income of $83 million in the first nine months of 2020. Adjusted EBITDA for the segment was $61 million in the first nine months of 2021, down from $134 million in the first nine months of 2020. The decrease in operating income and Adjusted EBITDA was driven by the same factors affecting the third quarter of 2021.
Retail Tissue Sales Volumes and Prices:
• Retail tissue volumes sold were 76,237 tons in the third quarter of 2021, a decrease of 12% compared to 86,292 tons in the third quarter of 2020. Retail tissue volumes sold were 208,496 tons in the first nine months of 2021, a decrease of 23% compared to 272,515 tons in the first nine months of 2020.
• Retail tissue selling prices decreased 1% to $2,732 per ton in the third quarter of 2021, compared to $2,766 per ton in the third quarter of 2020. Retail tissue selling prices were $2,748 per ton in the first nine months of 2021, compared to $2,741 per ton in the first nine months of 2020.
COMPANY OUTLOOK
“We delivered strong results in the third quarter despite increased inflation across key cost categories in both segments. As we look out into the fourth quarter, we are expecting continued favorable market dynamics in our paperboard business and a realization of benefits from the Neenah mill closure, offset by higher inflation across key cost areas. We continue to focus on operational execution to mitigate inflation and prioritizing cash flows to reduce net debt.”

WEBCAST INFORMATION
Clearwater Paper Corporation will discuss these results during an earnings conference call that begins at 2:00 p.m. Pacific Time today. A live webcast and accompanying supplemental information will be available on the company's website at http://ir.clearwaterpaper.com. A replay of today's conference call will be available on the website at https://ir.clearwaterpaper.com/investors/events-and-presentations beginning at 5:00 p.m. Pacific Time today.
ABOUT CLEARWATER PAPER
Clearwater Paper is a premier supplier of private-branded tissue to major retailers, including grocery, drug, mass merchants and discount stores. In addition, the company produces bleached paperboard used by quality-conscious printers and packaging converters, and offers services that include custom sheeting, slitting and cutting. Clearwater Paper's employees build shareholder value by developing strong relationships through quality and service.
USE OF NON-GAAP MEASURES
In this press release, the company presents certain non-GAAP financial information for the third quarter and first nine months of 2021 and 2020, including adjusted income (loss) and Adjusted EBITDA. Because these amounts are not in accordance with GAAP, reconciliations to net income (loss) as determined in accordance with GAAP are included in the tables at the end of this press release. The company presents these non-GAAP amounts because management believes they assist investors and analysts in comparing the company's performance across reporting periods on a consistent basis by excluding items that the company does not believe are indicative of its core operating performance. In addition, the company uses Adjusted EBITDA: (i) as factors in evaluating management’s performance when determining incentive compensation, (ii) to evaluate the effectiveness of the company's business strategies, and (iii) because the company's credit agreement and the indentures governing the company's outstanding notes use metrics similar to Adjusted EBITDA to measure the company's compliance with certain covenants.

FORWARD-LOOKING STATEMENTS
This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as amended, including statements regarding product demand, cash generation, performance improvements, market conditions, debt reduction, performance improvements, market conditions, and the company's ability to mitigate inflation costs. These forward-looking statements are based on current expectations, estimates, assumptions, and projections that are subject to change, and actual results may differ materially from the forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to: the impact of the COVID-19 pandemic on our business and operations, our suppliers' operations and our customer demand; competitive pricing pressures for our products, including as a result of increased capacity, as additional manufacturing facilities are operated by our competitors and the impact of foreign currency fluctuations on the pricing of products globally; the loss of, changes in prices in regard to, or reduction in, orders from a significant customer; changes in the cost and availability of wood fiber and wood pulp; changes in transportation costs and disruptions in transportation services; changes in customer product preferences and competitors' product offerings; larger competitors having operational, financial and other advantages; customer acceptance and timing and quantity of purchases of our tissue products, including the existence of sufficient demand for and the quality of tissue produced by the company’s expanded Shelby, North Carolina operations; consolidation and vertical integration of converting operations in the paperboard industry; our ability to successfully implement our operational efficiencies and cost savings strategies, along with related capital projects; changes in the U.S. and international economies and in general economic conditions in the regions and industries in which the company operates; manufacturing or operating disruptions, including IT system and IT system implementation failures, equipment malfunctions and damage to the company’s manufacturing facilities; cyber-security risks; changes in costs for and availability of packaging supplies, chemicals, energy, and maintenance and repairs; labor disruptions; cyclical industry conditions; changes in expenses, required contributions, and potential withdrawal costs associated with our pension plans; environmental liabilities or expenditures; reliance on a limited number of third-party suppliers for raw materials; our ability to attract, motivate, train and retain qualified and key personnel; our substantial indebtedness and ability to service our debt obligations and restrictions on our business from debt covenants and terms; negative changes in our credit agency ratings; changes in laws, regulations or industry standards affecting the company’s business; and other risks and uncertainties described from time to time in the company's public filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2020 and subsequently filed periodic reports on Form 10-Q. The forward-looking statements are made as of the date of this press release and the company does not undertake to update any forward-looking statements based on new developments or changes in the company's expectations after the date of this press release.

Clearwater Paper Corporation
Consolidated Statements of Operations
(Unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,
(In millions, except per-share data)	2021	2020	2021	2020
Net sales	$450.5	$457.4	$1,282.8	$1,415.9
Costs and expenses:
Cost of sales	398.2	378.6	1,160.9	1,198.3
Selling, general and administrative expenses	28.3	29.3	82.5	89.4
Other operating charges, net	10.2	0.3	55.1	11.9
Total operating costs and expenses	436.7	408.2	1,298.5	1,299.6
Income (loss) from operations	13.8	49.2	(15.6)	116.2
Interest expense, net	(8.9)	(12.2)	(27.5)	(37.0)
Other non-operating expense	(2.8)	(1.9)	(7.8)	(5.7)
Debt retirement costs	(0.5)	(3.9)	(0.5)	(4.8)
Total non-operating expense	(12.2)	(17.9)	(35.7)	(47.5)
Income (loss) before income taxes	1.7	31.3	(51.4)	68.7
Income tax provision (benefit)	(0.3)	9.9	(13.8)	14.1
Net income (loss)	$1.9	$21.4	$(37.6)	$54.5

Net income (loss) per common share:
Basic	$0.12	$1.29	$(2.25)	$3.29
Diluted	0.11	1.28	(2.25)	3.27
Average shares outstanding (in thousands):
Basic	16,687	16,595	16,689	16,581
Diluted	16,971	16,783	16,689	16,689

Clearwater Paper Corporation
Condensed Consolidated Balance Sheets
(Unaudited)

(In millions)	September 30, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$27.8	$35.9
Receivables, net	159.4	160.6
Inventories	286.4	263.3
Other current assets	10.0	15.2
Total current assets	483.6	474.9
Property, plant and equipment, net	1,109.6	1,191.5
Other assets, net	124.9	134.0
TOTAL ASSETS	$1,718.1	$1,800.4

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt	$1.6	$1.7
Accounts payable and accrued liabilities	255.2	243.1
Total current liabilities	256.9	244.8
Long-term debt	676.5	716.4
Liability for pension and other postretirement employee benefits	81.7	80.5
Deferred tax liabilities and other long-term obligations	211.3	237.6
TOTAL LIABILITIES	1,226.5	1,279.3

Common stock	—	—
Additional paid-in capital	21.7	16.6
Retained earnings	521.2	558.8
Accumulated other comprehensive loss, net of tax	(51.3)	(54.3)
Total stockholders' equity	491.6	521.1
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,718.1	$1,800.4

Clearwater Paper Corporation
Consolidated Statements of Cash Flows
(Unaudited)
	Quarter Ended September 30,		Nine Months Ended September 30,
(In millions)	2021	2020	2021	2020
Cash flows from operating activities
Net income (loss)	$1.9	$21.4	$(37.6)	$54.5
Adjustments to reconcile net income (loss) to net cash flows provided by operating activities:
Depreciation and amortization	25.9	27.7	79.6	83.5
Stock-based compensation expense	3.8	2.5	6.9	7.3
Deferred and other income taxes	2.4	12.8	(19.4)	23.5
Pension and other postretirement employee benefits	2.1	0.9	5.3	2.9
Debt retirement costs	0.5	3.9	0.5	4.8
Non-cash charges associated with mill closure	—	—	37.1	—
Changes in operating assets and liabilities:
(Increase) decrease in accounts receivable	(12.9)	12.8	(0.1)	(5.7)
(Increase) decrease in inventory	(3.5)	(21.0)	(28.3)	25.0
(Increase) decrease in other current assets	0.9	0.6	5.3	(4.8)
Increase (decrease) in accounts payable and accrued liabilities	(4.8)	(5.7)	13.8	(14.4)
Other, net	—	(0.1)	1.4	(0.6)
Net cash flows provided by operating activities	16.3	55.7	64.4	176.1
Cash flows from investing activities
Additions to property, plant and equipment	(8.9)	(9.7)	(29.9)	(27.5)
Net cash flows used in investing activities	(8.9)	(9.7)	(29.9)	(27.5)
Cash flows from financing activities
Borrowings of short-term debt	—	—	—	108.5
Repayments of short-term debt	—	—	—	(122.0)
Borrowings of long-term debt	—	275.0	—	275.0
Repayments of long-term debt	(40.5)	(317.6)	(41.3)	(379.0)
Payments for debt issuance costs	—	(4.3)	—	(4.3)
Proceeds from sale of stock under employee awards	—	—	0.5	—
Taxes paid related to net share settlement of equity awards	—	—	(1.7)	(0.7)
Other, net	—	0.2	—	—
Net cash flows used in financing activities	(40.5)	(46.7)	(42.5)	(122.5)
Increase (decrease) in cash, cash equivalents and restricted cash	(33.1)	(0.6)	(8.1)	26.1
Cash, cash equivalents and restricted cash at beginning of period	62.0	49.2	36.9	22.4
Cash, cash equivalents and restricted cash at end of period	$28.9	$48.6	$28.9	$48.6

Clearwater Paper Corporation
Segment Information
(Unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,
(In millions)	2021	2020	2021	2020
Segment net sales:
Pulp and Paperboard	$237.5	$217.2	$684.6	$656.8
Consumer Products	214.2	245.9	603.2	779.7
Eliminations	(1.2)	(5.6)	(5.0)	(20.6)
Total segment net sales	$450.5	$457.4	$1,282.8	$1,415.9

Operating income (loss):
Pulp and Paperboard	$34.6	$32.6	$72.6	$90.8
Consumer Products	3.7	31.5	11.5	82.9
Corporate and eliminations	(14.3)	(14.6)	(44.8)	(45.6)
Other operating charges, net [1]	(10.2)	(0.3)	(55.1)	(11.9)
Income (loss) from operations	$13.8	$49.2	$(15.6)	$116.2
1    Other operating charges, net consist of amounts unrelated to ongoing core operating activities. Please refer to Note 8 within Clearwater Paper's Form 10-Q filed with the SEC for the period end September 30, 2021 for the detailed breakout of this amount.

Note: Certain amounts have been reclassified from the prior year presentation to reflect the realignment of Clearwater Paper’s baled pulp sales to record inter-segment sales at market price and the realignment of outside pulp sales to the producing segment.

Clearwater Paper Corporation
Reconciliation of Non-GAAP Financial Measures
Adjusted EBITDA
(Unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,
(In millions)	2021	2020	2021	2020
Net income (loss)	$1.9	$21.4	$(37.6)	$54.5
Add back:
Income tax provision (benefit)	(0.3)	9.9	(13.8)	14.1
Interest expense, net	8.9	12.2	27.5	37.0
Depreciation and amortization expense	25.9	27.7	79.6	83.5
Other operating charges, net[1]	10.2	0.3	55.1	11.9
Other non-operating expense	2.8	1.9	7.8	5.7
Debt retirement costs	0.5	3.9	0.5	4.8
Adjusted EBITDA	$49.9	$77.2	$119.0	$211.5

Pulp and Paperboard income from operations	$34.6	$32.6	$72.6	$90.8
Depreciation and amortization expense	8.9	9.2	26.9	27.6
Pulp and Paperboard Adjusted EBITDA	$43.5	$41.8	$99.5	$118.5

Consumer Products income from operations	$3.7	$31.5	$11.5	$82.9
Depreciation and amortization expense	15.9	17.1	49.4	51.4
Consumer Products Adjusted EBITDA	$19.6	$48.5	$60.9	$134.3

Corporate expenses	$(14.3)	$(14.6)	$(44.8)	$(45.6)
Depreciation and amortization expense	1.1	1.5	3.3	4.4
Corporate Adjusted EBITDA	$(13.1)	$(13.1)	$(41.4)	$(41.3)

Pulp and Paperboard	$43.5	$41.8	$99.5	$118.5
Consumer Products	19.6	48.5	60.9	134.3
Corporate	(13.1)	(13.1)	(41.4)	(41.3)
Adjusted EBITDA	$49.9	$77.2	$119.0	$211.5
1    Other operating charges, net consist of amounts unrelated to ongoing core operating activities. Please refer to Note 8 within Clearwater Paper's Form 10-Q filed with the SEC for the period end September 30, 2021 for the detailed breakout of this amount.

Clearwater Paper Corporation
Reconciliation of Non-GAAP Financial Measures
(Unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,
(In millions, except per-share data)	2021	2020	2021	2020

Adjusted net income (loss):
Net income (loss)	$1.9	$21.4	$(37.6)	$54.5
Add back:
Income tax provision (benefit)	(0.3)	9.9	(13.8)	14.1
Income (loss) before income taxes	1.7	31.3	(51.4)	68.7

Add back:
Debt retirement costs	0.5	3.9	0.5	4.8
Other operating charges, net	10.2	0.3	55.1	11.9
Adjusted income before tax	$12.4	$35.5	$4.2	$85.3
Normalized income tax provision	3.1	8.9	1.0	21.3
Adjusted net income	$9.3	$26.6	$3.1	$64.0

Weighted average diluted shares (thousands)	16,971	16,783	16,689	16,689

Adjusted income per diluted share	$0.55	$1.59	$0.19	$3.81

	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020
Calculation of net debt:
Current portion long-term debt	$1.6	$1.7	$1.7	$1.7
Long-term debt	676.5	716.2	716.3	716.4
Add back:
Unamortized deferred debt costs	5.6	6.4	6.6	6.9
Less:
Financing leases	19.5	20.0	20.4	20.8
Cash	27.8	60.9	57.1	35.9
Net debt	$636.4	$643.3	$647.1	$668.4

Clearwater Paper Corporation

Investors contact:
Sloan Bohlen
Solebury Trout
509.344.5906

News media:
Shannon Myers
509.344.5967

investorinfo@clearwaterpaper.com